     AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON AUGUST 1, 1997

                                                      REGISTRATION NO. 333-28715
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                            ------------------------


                               AMENDMENT NO. 3 TO
                                   FORM S-11
                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933

                            ------------------------

                      PAN PACIFIC RETAIL PROPERTIES, INC.

      (Exact Name of Registrant as Specified in its Governing Instruments)
                            ------------------------

                           1631-B SOUTH MELROSE DRIVE
                            VISTA, CALIFORNIA 92083
                                 (760) 727-1002
                    (Address of Principal Executive Offices)
                            ------------------------

                                 STUART A. TANZ
                           1631-B SOUTH MELROSE DRIVE
                            VISTA, CALIFORNIA 92083
                                 (760) 727-1002
                    (Name and Address of Agent for Service)
                            ------------------------

                                   COPIES TO:

          WILLIAM J. CERNIUS                      JONATHAN A. BERNSTEIN
          LAURA I. BUSHNELL                           BLAKE HORNICK
           LATHAM & WATKINS                  PRYOR, CASHMAN, SHERMAN & FLYNN
  650 TOWN CENTER DRIVE, 20TH FLOOR            410 PARK AVENUE, 10TH FLOOR
     COSTA MESA, CALIFORNIA 92626                NEW YORK, NEW YORK 10022
            (714) 540-1235                            (212) 421-4100

                            ------------------------

 APPROXIMATE DATE OF COMMENCEMENT OF THE PROPOSED SALE OF THE SECURITIES TO THE
                                    PUBLIC:
  As soon as practicable after this Registration Statement becomes effective.

    If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. / /
---------------------------- .

    If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. / /
---------------------------- .

    If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. / /
                            ------------------------

                        CALCULATION OF REGISTRATION FEE

                                                                        PROPOSED MAXIMUM    PROPOSED MAXIMUM       AMOUNT OF
             TITLE OF EACH CLASS OF                   AMOUNT TO BE       OFFERING PRICE    AGGREGATE OFFERING   REGISTRATION FEE
           SECURITIES TO BE REGISTERED               REGISTERED(1)       PER SHARE (2)         PRICE (2)              (3)
Common Stock, $.01 par value per share...........      8,050,000             $21.00           $169,050,000         $51,227.27

(1) Includes 1,050,000 shares which the Underwriters have the option to purchase solely to cover over-allotments, if any.

(2) Estimated solely for the purpose of calculating the registration fee.

(3) The registration fee has been previously paid.
                            ------------------------

    THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(a) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(a), MAY DETERMINE.

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                PART II. INFORMATION NOT REQUIRED IN PROSPECTUS



ITEM 36.  FINANCIAL STATEMENTS AND EXHIBITS.


    (b) Exhibits.


  1.1 Form of Underwriting Agreement between the Company and the Representatives

  1.2   Financial Advisory Agreement between the Company and Prudential
          Securities Incorporated

  3.1   Articles of Amendment and Restatement of the Company

  3.2   Amended and Restated Bylaws of the Company

  3.3*  Form of Certificate of Common Stock

  5.1** Form of Opinion of Ballard Spahr Andrews & Ingersoll regarding the validity of the securities being registered

  8.1** Form of Opinion of Latham & Watkins regarding tax matters

 10.1   The 1997 Stock Option and Incentive Plan of Pan Pacific Retail
          Properties, Inc.

 10.2** Form of Officers and Directors Indemnification Agreement

 10.3*  Employment Agreement between the Company and Mr. Stuart A. Tanz

 10.4*  Employment Agreement between the Company and Mr. David L. Adlard

 10.5*  Employment Agreement between the Company and Mr. Jeffrey S. Stauffer

 10.6*  Miscellaneous Rights Agreement

 10.7** Form of Non-Competition Agreement

 10.8** Commitment Letter with Bank of America NT&SA

 10.9** Form of Articles of Merger for the PPD entities that owned Laguna
          Village, Sports Unlimited, Foothill Center, Laurentian Center, Sunset
          Square, Melrose Village Plaza, Chico Crossroads, Sahara Pavilion South,
          Vineyard Village East, Arlington Courtyard, Cheyenne Commons and
          Tanasbourne Village

 10.10** Form of Asset Transfer Agreement for Ocee Plaza, Winterwood and Canyon
          Ridge

 10.11** Purchase and Sale Agreement for Green Valley Town & Country Shopping
          Center

 21.1** Subsidiaries of the Registrant

 23.1** Consent of KPMG Peat Marwick LLP

 23.2** Consent of Robert Charles Lesser & Co.

 23.3** Consent of Latham & Watkins (contained in Exhibits 5.1 and 8.1)

 23.4** Consent of Russell E. Tanz

 23.5*  Consent of Ballard Spahr Andrews & Ingersoll

 23.6** Consent of Mark. J. Riedy

 23.7** Consent of Bernard M. Feldman

 23.8** Consent of Melvin S. Adess

 24.**  Power of Attorney

 27.**  Financial Data Schedule


------------------------

*   To be filed by amendment.


**  Previously filed.

                                   SIGNATURES


    Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-11 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Vista, State of California on the 1st day of August, 1997.


                                PAN PACIFIC RETAIL PROPERTIES, INC.

                                By:              /s/ STUART A. TANZ
                                     -----------------------------------------
                                                   Stuart A. Tanz
                                              CHIEF EXECUTIVE OFFICER
                                                   AND PRESIDENT


    Pursuant to the requirements of the Securities Act, this Registration Statement has been signed below by the following persons in the capacities indicated on August 1, 1997.


                                          TITLE
                                --------------------------

      /s/ STUART A. TANZ
------------------------------  Director, Chief Executive
        Stuart A. Tanz            Officer and President

                                 EXHIBIT INDEX


 EXHIBIT                                                                                             SEQUENTIALLY
   NO.                                                                                               NUMBERED PAGE
---------                                                                                          -----------------
   1.1     Form of Underwriting Agreement between the Company and the Representatives

   1.2     Financial Advisory Agreement between the Company and Prudential Securities
             Incorporated

   3.1     Articles of Amendment and Restatement of the Company

   3.2     Amended and Restated Bylaws of the Company

   3.3*    Form of Certificate of Common Stock

   5.1**   Form of Opinion of Ballard Spahr Andrews & Ingersoll regarding the validity of the securities being registered

   8.1**   Form of Opinion of Latham & Watkins regarding tax matters

  10.1     The 1997 Stock Option and Incentive Plan of Pan Pacific Retail Properties, Inc.

  10.2**   Form of Officers and Directors Indemnification Agreement

  10.3*    Employment Agreement between the Company and Mr. Stuart A. Tanz

  10.4*    Employment Agreement between the Company and Mr. David L. Adlard

  10.5*    Employment Agreement between the Company and Mr. Jeffrey S. Stauffer

  10.6*    Miscellaneous Rights Agreement

  10.7**   Form of Non-Competition Agreement

  10.8**   Commitment Letter with Bank of America NT&SA

  10.9**   Form of Articles of Merger for the PPD entities that owned Laguna Village, Sports
             Unlimited, Foothill Center, Laurentian Center, Sunset Square, Melrose Village Plaza,
             Chico Crossroads, Sahara Pavilion South, Vineyard Village East, Arlington Courtyard,
             Cheyenne Commons, and Tanasbourne Village

  10.10**  Form of Asset Transfer Agreement for Ocoee Plaza, Winterwood and Canyon Ridge

  10.11**  Purchase and Sale Agreement for Green Valley Town & Country Shopping Center

  21.1**   Subsidiaries of the Registrant

  23.1**   Consent of KPMG Peat Marwick LLP

  23.2**   Consent of Robert Charles Lesser & Co.

  23.3**   Consent of Latham & Watkins (contained in Exhibits 5.1 and 8.1)

  23.4**   Consent of Russell E. Tanz

  23.5*    Consent of Ballard Spahr Andrews & Ingersoll

  23.6**   Consent of Mark J. Riedy

  23.7**   Consent of Bernard M. Feldman

  23.8**   Consent of Melvin S. Adess

  24.**    Power of Attorney

  27.**    Financial Data Schedule


------------------------

*   To be filed by amendment.

**  Previously filed.